EXHIBIT 99-4

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 11-K
ANNUAL REPORT

Pursuant to Section 15(d) of the
Securities Exchange Act of 1934

For the fiscal year ended December 31, 2001

Central Maine Power Company
Employee Savings And Investment Plan For Non-Union Employees

(Full title of the plan)

Energy East Corporation

(Name of issuer of the securities held pursuant to the plan)

PO Box 12904, Albany, New York 12212-2904

(Address of principal executive office)

REQUIRED INFORMATION

The Employee Savings and Investment Plan for Non-Union Employees (Plan) is subject to the Employee Retirement Income Security Act of 1974 (ERISA).  Therefore, in lieu of the requirements of Items 1-3 of Form 11-K, the financial statements of the Plan for the two fiscal years ended December 31, 2001 and 2000 and supplemental schedule, which have been prepared in accordance with the financial reporting requirements of ERISA, are attached hereto as Appendix 1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees or other persons who administer the Employee Savings and Investment Plan for Non-Union Employees have duly caused this Annual Report to be signed by the undersigned hereunto duly authorized.

Central Maine Power Company Employee Savings
and Investment Plan for Non-Union Employees

By	/s/Richard R. Benson	March 25, 2002
Richard R. Benson Committee Member
By	/s/Sara J. Burns	March 25, 2002
Sara J. Burns Committee Member
By	/s/Robert D. Kump	March 25, 2002
Robert D. Kump Committee Member

APPENDIX 1

CENTRAL MAINE POWER COMPANY
EMPLOYEE SAVINGS AND INVESTMENT PLAN FOR NON-UNION EMPLOYEES

FINANCIAL STATEMENTS AS OF AND
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
SUPPLEMENTAL SCHEDULE AS OF AND FOR THE YEAR ENDED
DECEMBER 31, 2001 AND REPORT OF THE INDEPENDENT ACCOUNTANTS

Central Maine Power Company
Employee Savings and Investment Plan For Non-Union Employees
Index to Financial Statements and Supplemental Schedule

Report of Independent Accountants	1
Financial Statements: Statements of Net Assets Available for Benefits -- December 31, 2001 and 2000	2
Statements of Changes in Net Assets Available for Benefits -- Years Ended December 31, 2001 and 2000	3
Notes to Financial Statements	4
Supplemental Schedule*: Schedule I - Schedule of Assets (Held at End of Year)	9
Consent of Independent Accountants	10

*Other supplemental schedules required by Section 2520.130-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Participants and Administrative Committee of the
Central Maine Power Company
Employee Savings and Investment Plan for
Non-Union Employees

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees (the "Plan") at December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP

New York, New York

March 4, 2002

Central Maine Power Company
Employee Savings and Investment Plan for Non-Union Employees
Statements of Net Assets Available for Benefits
December 31, 2001 and 2000

	2001	2000
Assets:
Investments, at fair value:
Plan interest in Central Maine Power Company Master Trust	-	$99,855,351
Registered Investment Companies	$72,803,775	-
Company Stock Fund	3,214,603	-
Participant Loans	1,439,037	-
	77,457,415	99,855,351
Receivables:
Due from broker for securities sold	4,707	1,610
Net assets available for benefits	$77,462,122	$99,856,961

See notes to financial statements.

Central Maine Power Company
Employee Savings and Investment Plan for Non-Union Employees
Statements of Changes in Net Assets Available for Benefits
Years Ended December 31, 2001 and 2000

	2001	2000
Additions:
Investment income
Plan interest in Central Maine Power Company Master Trust	$(2,568,523)	$(2,009,929)
Net appreciation (depreciation) in fair value of investments	(4,177,425)	-
Interest and dividends	838,362	-
	(5,907,586)	(2,009,929)
Contributions:
Participant	3,521,373	4,095,360
Employer	1,307,710	1,467,211
Transfers from other qualified plans	-	295,707
	4,829,083	5,858,278
Total additions	(1,078,503)	3,848,349
Deductions:
Benefits paid to participants	21,246,231	6,873,550
Transfers to other qualified plans	69,200	-
Administrative expenses	905	-
Total deductions	21,316,336	6,873,550
Net increase (decrease)	(22,394,839)	(3,025,201)
Net assets available for benefits: Beginning of year	99,856,961	102,882,162
End of year	$77,462,122	$99,856,961

See notes to financial statements.

Central Maine Power Company
Employee Savings and Investment Plan for Non-Union Employees
Notes to Financial Statements
December 31, 2001 and 2000

1.   DESCRIPTION OF THE PLAN

The following description of the Central Maine Power Company (the "Company") Employee Savings and Investment Plan for Union Employees (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for a more complete description of the Plan's provisions. The following description does not include Plan changes effective on or after January 1, 2002.

General

The Plan was established by the Company on February 19, 1981, and became effective May 1, 1981, under the provisions of Section 401(a) of the Internal Revenue Code (the "Code"), and it includes a qualified cash or deferred arrangement as described in Section 401(k) of the Code for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan Administrator is the Company and an Administrative Committee has been appointed to serve as manager of the Plan.

The Plan is a defined contribution plan covering non-union employees of the Company, as well as the non-union employees of the CMP Group, Inc. family of companies that elect to participate under the Plan provisions. Effective September 1, 2000, the parent of the Company was merged into and became a wholly-owned subsidiary of Energy East Corporation ("Energy East"), in accordance with an agreement and plan to merge (the "Merger") the parent of the Company entered into with Energy East in June 1999. Energy East, the parent corporation of the Company, through its subsidiaries, delivers electricity and natural gas to retail customers and provides electricity, natural gas, energy management and other services to retail and wholesale customers in the Northeast.

Each employee of the Company or an affiliated employer who is not in a unit of employees covered by a collective bargaining agreement is immediately eligible to participate in the Plan.

Effective July 2, 2001, the Company changed its recordkeeper from Fidelity Management Trust Company ("Fidelity") to Putnam Fiduciary Trust Company ("Putnam"). Effective with this change, Putnam was appointed trustee of the Plan and assets were transferred to Putnam.

Contributions

Each participant elects a salary reduction percentage to be contributed by the Company on their behalf. Participants may elect to have the Company contribute from 2% to 18% (in multiples of 1%) of their base compensation to the Plan through a salary reduction agreement.

The Company contributes to the Plan an amount equal to 60% of the first 5% of the salary reduction plus 50% of the next 2% for a possible total match of 4% on a 7% salary reduction amount, provided, however, that the total contribution that the Company is obligated to make for any year does not exceed the maximum amount deductible from the Company's gross income under applicable provisions of the Code. The Company's matching contribution is made each week, simultaneously with the payroll cycle.

Central Maine Power Company
Employee Savings and Investment Plan for Non-Union Employees
Notes to Financial Statements
December 31, 2001 and 2000

1.   DESCRIPTION OF THE PLAN (Continued)

Vesting

Participants are 100% vested in their account balances.  Each participant's account consists of their contributions and any rollover money, the matching Company contribution and any net earnings thereon.

Benefit Payments

On termination of service a participant may elect either a lump sum amount equal to the value of the interest in their account, or installments over a period permissible under the Code.  Distributions made from the Funds occur as a result of termination of employment, death, retirement or permanent disability no later than 60 days after the end of the Plan year, unless under certain circumstances participants elect otherwise.

A participant may elect to make a regular withdrawal of up to 100% of the value of their contributions made prior to July 1, 1983, and earnings thereon (but not less than $1,000 unless the value of such participant's contributions and earnings thereon total less than $1,000, in which case such total may be withdrawn), after approval by the Savings and Investment Plan for Non-Union Employees Committee.  Only one regular withdrawal may be made in any year.

Withdrawals with respect to contributions made subsequent to July 1, 1983 may be made only for reasons of hardship.  With the consent of the Company's Savings and Investment Plan for Non-Union Employees Committee, a participant may elect to make a hardship withdrawal, as determined in accordance with the Plan provisions, of up to 100% of their account.

Participant Loans

Participants may, in general, borrow in the aggregate not more than 50% of their account balances, subject to a maximum loan of $50,000.  Loans bear interest at a rate equal to the current rate of interest being charged by the Central Maine Power Company Employees Federal Credit Union for loans secured by share account balances.  Interest rates on loans outstanding at year end range from 7.25% to 10.00%.  The maximum term of the loans is generally five years, or longer for mortgages, with borrowed funds being repaid through payroll deductions. If a participant's employment terminates for any reason, the loan will become immediately due and payable and must be paid within 90 days from the date of termination.

2.   SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared on an accrual basis and in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Estimates also affect the reported amounts of additions and deductions during the reporting period.  Actual results could differ from those estimates.

Central Maine Power Company
Employee Savings and Investment Plan for Non-Union Employees
Notes to Financial Statements
December 31, 2001 and 2000

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Valuation and Income Recognition

The Plan's investments are stated at fair value.  Shares of registered investment companies are valued at the net asset value of shares held by the Plan at year end. The Company Stock Fund, comprised solely of Energy East common stock, is valued at its quoted market price at year end. Participant loans are valued at cost, which approximates fair value.

Plan Termination

Although the Company has not expressed any intent to terminate the Plan, it has the right to discontinue contributions at any time and to terminate the Plan subject to the provisions of the Plan Document.

Reclassification

Certain amounts have been reclassified on the financial statements to conform with the current year presentation.

Risk and Uncertainties

The Plan provides for various investment options in any combination of stocks, fixed income securities, mutual funds, and other investment securities.  Investment securities are exposed to various risks, such as interest rate, market and credit risk.  Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in risk in the near term could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.

3.   INVESTMENTS

The following presents investments that represent 5% or more of the Plan's net assets at December 31, 2001:
2001
Fidelity Magellan Fund	$17,109,158
Vanguard PRIMECAP	8,692,632
Janus Advisor Balanced Fund	5,243,782
Putnam S&P 500 Index Fund	14,664,649
Putnam Money Market Fund	14,845,376

Plan investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value during 2001, as follows:
2001
Registered Investment Companies	$(3,855,358)
Company Stock Fund	(322,067)
$(4,177,425)

Central Maine Power Company
Employee Savings and Investment Plan for Non-Union Employees
Notes to Financial Statements
December 31, 2001 and 2000

4.   MASTER TRUST

Prior to the conversion to Putnam, the assets of the Plan were invested in a Master Trust Agreement ("Master Trust") with Fidelity. At December 31, 2000, the Plan's undivided interest in the Master Trust was approximately 70%. Investment income relating to the Master Trust was allocated proportionately to the Plan's investment funds.

Assets of the Master Trust at December 31, 2000 include:
Registered Investment Companies	$136,879,002
Company Stock Fund	2,887,364
Participant Loans	2,612,880
$142,379,246

Investments of the Master Trust that represented more than 5% of the assets of the Master Trust were as follows:
Retirement Government Money Market Fund	$29,170,179
Fidelity Magellan Fund	33,942,634
Spartan U.S. Equity Index Fund	33,381,150
Asset Manager Growth Fund	7,623,952
Vanguard PRIMECAP	14,530,814

Master Trust investments appreciated (depreciated) in value for the period from January 1, 2001 through July 2, 2001, and in the year ended December 31, 2000, as follows:
	January 1 through July 2, 2001	Year Ended December 31, 2000
Registered Investment Companies	$(5,893,913)	$(8,666,866)
Company Stock Fund	285,629	(1,079,314)
	$(5,608,284)	$(9,746,180)

Investment income for the Master Trust for the period from January 1 through July 2, 2001 and for the year ended December 31, 2000, was $1,532,381 and $6,755,131, respectively.

5.   INCOME TAX STATUS

The Internal Revenue Service determined and informed the Company sponsor by letter dated February 21, 2001, that the Plan is qualified and the related trust established under the Plan is tax-exempt, under the applicable sections of the Code.  The Plan has been amended since receiving the determination letter.  However, the Plan administrator and the Plan's management believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code.

Central Maine Power Company
Employee Savings and Investment Plan for Non-Union Employees
Notes to Financial Statements
December 31, 2001 and 2000

6.   RELATED PARTY TRANSACTIONS

Certain Plan investments are shares of registered investment companies managed by Fidelity (trustee and recordkeeper prior to July 2, 2001) and Putnam (trustee and recordkeeper from July 2, 2001). Fidelity and Putnam are the trustees as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions which are exempt from prohibited transaction rates.

  ADMINISTRATIVE EXPENSES

Administrative expenses represent certain transaction fees that are paid by the Plan's participants.

8.   ASSET TRANSFERS

Transfers from the Plan of $69,200 in 2001 represent the net rollovers of participant account balances into other qualified defined contribution benefit plans.

Transfers to the Plan of $295,707 in 2000 represent the net rollovers of participant account balances from other qualified defined contribution benefit plans.

Central Maine Power Company
Employee Savings and Investment Plan for Non-Union Employees
Schedule I - Schedule of Assets (Held at End of Year)

	Name of Issue	Investment Type	Current Value
	Janus Advisor Balanced Fund	Registered Investment Company	$5,243,782
	Janus Advisor Growth Fund	Registered Investment Company	97,949
	Domini Social Equity Fund	Registered Investment Company	51,002
	Pimco Total Return Fund	Registered Investment Company	2,129,624
	Vanguard Primecap	Registered Investment Company	8,692,632
	Neuberger & Berman Genesis Trust Fund	Registered Investment Company	3,593,732
*	Putnam Asset Allocation: Growth Fund	Registered Investment Company	3,378,144
*	Putnam Asset Allocation: Balanced Fund	Registered Investment Company	63,320
*	Putnam Asset Allocation: Conservative Fund	Registered Investment Company	1,383
*	Putnam OTC & Emerging Growth Fund	Registered Investment Company	31,956
*	Putnam International Growth Fund	Registered Investment Company	1,471,815
*	Putnam Fund for Growth & Income	Registered Investment Company	881,994
*	Putnam Voyager Fund	Registered Investment Company	82,609
*	Putnam Vista Fund	Registered Investment Company	80,429
*	Putnam U.S. Government Income Trust	Registered Investment Company	384,221
	Fidelity Magellan Fund	Registered Investment Company	17,109,158
*	Putnam S&P 500 Index Fund	Registered Investment Company	14,664,649
*	Putnam Money Market Fund	Registered Investment Company	14,845,376
	Energy East Corporation Stock	Company Stock Fund	3,214,603
	Loan Fund	Participant Loans (7.25% - 10%)	1,439,037
	Total assets held at end of year		$77,457,415
*	Party-in-interest

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45084) of Energy East Corporation of our report dated March 4, 2002 relating to the financial statements and financial statement schedule of the Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees, which appear in this Form 11-K.

PricewaterhouseCoopers LLP

New York, New York
March 25, 2002